Exhibit 99.1

For Immediate Release

Eagle Pharmaceuticals Announces Departure of Douglas L. Braunstein from Board of Directors

WOODCLIFF LAKE, N.J. — November 14, 2019 — Eagle Pharmaceuticals, Inc. (Nasdaq: EGRX) (“Eagle” or the “Company”) today announced that Douglas L. Braunstein is stepping down from the Company’s Board of Directors, effective November 14, 2019. Mr. Braunstein joined the Board in 2016 and served on its Compensation Committee.

“We wish Doug well and thank him for his many contributions to Eagle. His valuable insights and perspective, together with his broad financial services experience, have helped guide us as we strive to advance both our commercial product portfolio and our deep research and development pipeline, while delivering value to our shareholders,” stated Scott Tarriff, Chief Executive Officer.

“I am pleased to have had the opportunity to contribute to Eagle’s many accomplishments during my time on the Board,” Mr. Braunstein said. “I believe Eagle is well positioned for continued success with a strong balance sheet, substantial profitability, and a robust product pipeline. I decided to resign from the Board at this time in order to better focus upon other obligations of my investment firm, Hudson Executive Capital LP, which holds a position in Eagle.”

“Doug leaves the Company at an opportune time given the strength of our performance and prospects. Eagle continues to make great progress, both from a regulatory and clinical standpoint – and especially in view of recent positive news around RYANODEX® for exertional heat stroke and the treatment of brain damage secondary to Nerve Agent exposure. Initiation of the upcoming fulvestrant clinical study is another meaningful step forward for Eagle,” concluded Tarriff.

About Eagle Pharmaceuticals, Inc.

Eagle is a specialty pharmaceutical company focused on developing and commercializing innovative and differentiated injectable products that address the shortcomings, as identified by physicians, pharmacists and other stakeholders, of existing commercially successful injectable products. Additional information is available on the Company’s website at www.eagleus.com.

Forward-Looking Statements

This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “near future,” “belief,” “guidance,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events including, but not limited to: Eagle’s clinical development plan for its fulvestrant formulation, as well as the development efforts for the other product candidates in its portfolio; the safety and efficacy of RYANODEX and FDA approval of RYANODEX for the treatment of exertional heat stroke; Eagle’s ability to advance RYANODEX in the treatment of brain damage secondary to Nerve Agent exposure; Eagle’s expense guidance for fiscal year 2019 and future periods; and the Company's ability to deliver value to stockholders in 2019 and over the long term. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond Eagle’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Investor Relations for Eagle Pharmaceuticals, Inc.:

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com